EXHIBIT 5.1

Suite 300, 204 Black Street Whitehorse, Yukon Y1A 2M9 Telephone: 867-668-5252 Fax: 867-668-5251 E-mail:lackowicz.shier@yukonlaw.com
Barristers & Solicitors

IN ASSOCIATION WITH

Reply Attention To: Paul W. Lackowicz
DIRECT E-MAIL:plackowicz@yukonlaw.com
Our File No: 36483

June 24, 2010

Apollo Gold Corporation
5655 South Yosemite Street
Suite 200
Greenwood Village, Colorado
80111

Dear Sirs/Mesdames:

Re:	Apollo Gold Corporation

We have acted as Canadian counsel for Apollo Gold Corporation., a corporation continued under the laws of the Yukon Territory, Canada (the “Corporation”).  We have been requested to render an opinion in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, of 26,058,539 common shares of the Corporation (the “Shares”), authorized to be issued in connection with the Corporation’s Stock Option Incentive Plan as amended and restated June 24,2010 (the “Plan”).

Scope of Review

  As Yukon counsel to the Corporation, and in connection with the opinions hereinafter expressed, we have examined and relied upon faxed or e-mailed copies of the following:

1.	Registration Statement on Form S-8 dated June 25, 2010;

2.	Director’s Resolutions of the Corporation dated June 23, 2010;

3.	A certificate of the Assistant Secretary and Director of the Corporation dated June 25, 2010, certifying resolutions passed at a meeting of shareholders held on June 24, 2010;

4.	The consolidated version of the Plan attached as Exhibit 4.1 to the Definitive Proxy Statement filed on Schedule 14A with the Commission on May 26, 2010; and

5.	Certificate of Status dated June 22, 2010 for the Corporation issued pursuant to the Business Corporations Act (Yukon) (the “YBCA”) (the “Yukon Certificate”).

  In rendering the opinions herein, we have relied only upon our examination of the foregoing documents and certificates, and we have made no further or other examinations or investigations, and we have made no independent verification or check of the factual matters set forth in such documents or certificates.

Assumptions

  In rendering this opinion, we have assumed:

1.	The genuineness of all signatures;

2.	The authenticity and completeness of all documents submitted to us as originals;

3.
The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies, e-mailed or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies, e-mailed or facsimile transmissions have been submitted or received; and

4.
The accuracy, completeness and truth of all facts set forth in corporate records or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such.

Practice Restriction

We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by the laws other than the Yukon Territory and the federal laws of Canada applicable therein in effect as at the date of this opinion.

For the purposes of our opinion in paragraph 1 below as to the validity of the continuance, existence and the good standing of the Corporation, we have relied exclusively on the Yukon Certificate and have assumed no changes in the status of the Corporation since the date of such certificate.

This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof in any matter set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

Opinion

1.                 Based and relying upon the foregoing, we are of the opinion that the Corporation is a corporation duly continued under the YBCA, validly existing and in good standing with respect to the filing of annual returns with the office of the Registrar of Corporations for the Yukon Territory.

2.                 The Shares will, when and to the extent issued in accordance with the provisions of the Plan, be validly issued, fully paid and non-assessable.

     This opinion is rendered solely to the addressee listed above in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose or use or transmitted to or relied upon by any other person without our prior written consent.

  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Yours very truly,

LACKOWICZ, SHIER & HOFFMAN